EXHIBIT 99.04

June 28, 2004

Dear Shareholder:

The merger of Xicor, Inc. (“Xicor”) with New Castle Merger Sub Corp. (“Merger Sub”), a wholly owned indirect subsidiary of Intersil Corporation (“Intersil”) will be voted on by the shareholders of Xicor at the Xicor special meeting of shareholders, and, if approved, subject to some additional pending conditions, is currently expected to be completed in July 2004. As a result of the merger, each of your shares of Xicor common stock will be converted into the right to receive either shares of Intersil Class A common stock, cash or a combination of the two, subject to the election and pro-ration procedures set forth in the Agreement and Plan of Merger by and among Intersil, New Castle Sub LLC, a single member Delaware limited liability company wholly owned by Intersil, Merger Sub, and Xicor, dated March 14, 2004, which is included in the proxy statement/prospectus provided to you at or about the same time as this Election Form/Letter of Transmittal.

American Stock Transfer & Trust Company has been designated as the exchange agent with responsibility for exchanging your Xicor stock certificate(s) into Intersil stock certificate(s) and/or cash. To make your election, please complete the Election Form/Letter of Transmittal and return it along with your Xicor stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) to American Stock Transfer & Trust Company in the enclosed self-addressed return envelope. The Election Form/Letter of Transmittal and your stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) must be received by American Stock Transfer & Trust Company no later than the beginning of the Xicor shareholder meeting at 9 a.m. Pacific Time, on July 29, 2004 (the “Election Deadline”) in order for your election to be effective. Shareholders not submitting a properly completed Election Form/Letter of Transmittal by this Election Deadline will be deemed not to have made an election and will receive Intersil Class A common stock, cash or a combination thereof in proportions designed to provide Xicor shareholders who made elections with their desired consideration, subject to the maximum amount of Intersil Class A common stock to be issued and the maximum amount of cash to be paid as merger consideration.

All of the documents necessary to complete your election are included in this package. Please review all of the documents carefully and make certain that the Election Form/Letter of Transmittal is properly completed, dated and signed, and together with your Xicor stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) and any additional required documents is delivered to American Stock Transfer & Trust Company in a timely fashion. If you hold your shares of Xicor common stock through a broker, investment dealer, bank, trust company or other intermediary, you should contact that intermediary as soon as possible for instructions and assistance in delivering those shares of Xicor common stock. Questions concerning the Election Form/Letter of Transmittal or the Instruction Booklet should be directed to American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

It is in your best interest to submit your Election Form/Letter of Transmittal, Xicor stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) and any other required documentation before the Election Deadline. Following the completion of the merger, until your Xicor stock certificate(s) have been surrendered you will not receive any certificates representing the Intersil Class A common stock (or any dividends declared thereupon) or cash which may be issuable in exchange for your Xicor common stock. No interest will be accrued and/or paid on the cash payable in exchange for shares of Xicor common stock or for dividends declared subsequent to the merger pending surrender of your stock. Additionally, failure to make an election or to submit a properly completed Election Form/Letter of Transmittal together with the Xicor stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) and any other required documentation before the Election Deadline could reduce your opportunity to receive your merger consideration in the form you desire.

Please give this matter your prompt attention.

Sincerely,

Louis DiNardo President, Chief Executive Officer and Co-Chairman of the Xicor Board of Directors

XICOR, INC.

ELECTION FORM/LETTER OF TRANSMITTAL

This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 14, 2004 by and among Intersil Corporation (“Intersil”), New Castle Sub LLC, a Delaware limited liability company wholly-owned by Intersil (the “LLC”), New Castle Merger Sub Corp., a California corporation and wholly-owned subsidiary of the LLC (the “Merger Sub”), and Xicor, Inc. (“Xicor”).

PLEASE SEE THE ENCLOSED INFORMATION AND INSTRUCTION BOOKLET FOR

INFORMATION AND INSTRUCTIONS ABOUT THIS FORM

You should read the Instruction Booklet carefully. It contains important information about the exchange and is part of our agreement with you under this Election Form/Letter of Transmittal.

Return this form and your

Xicor stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) to

American Stock Transfer & Trust Company as follows:

By Mail, Overnight Courier or By Hand:	By Facsimile:
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038	(718) 234-5001 To Confirm Receipt of Facsimile: 1-877-248-6417 (toll free) (Facsimile may be used only if the Guarantee of Delivery is properly completed)

TO MAKE A VALID ELECTION, AMERICAN STOCK TRANSFER & TRUST COMPANY

MUST RECEIVE THIS FORM AND YOUR STOCK CERTIFICATE(S)

(OR A NOTICE OF GUARANTEED DELIVERY AS DESCRIBED BELOW)

BY THE BEGINNING OF THE XICOR SHAREHOLDER MEETING

AT 9:00 A.M. PACIFIC TIME, ON JULY 29, 2004

PART 1	About You and Your Shares — Indicate Address Changes as Necessary Below

Name (s) and Address (es) of Registered Holder (s) (Please fill in if blank)	XICOR SHARES TO WHICH ELECTION RELATES
Certificate (s) Enclosed or For Which Delivery is Guaranteed (Attach List if Necessary)
	Certificate Number (s)	Total Shares Represented By Each Certificate
NOTE: If the address as indicated above is not correct, kindly note any change (s) necessary.

☐ Check the box to the left if you have lost any of your certificates.	Total Shares

☐	Check here if any of the certificate(s) referred to above are not being transmitted with this Election Form/Letter of Transmittal in which case the Guarantee of Delivery Form must be completed by the firm holding such certificates. See Part 5 of the Instructions.

☐	Check here if this is a joint Election Form/Letter of Transmittal relating to shares of Xicor common stock held in more than one name. See Part 3(A)(1) of the Instructions.

PART 2	Election Options and Required Signatures — Complete A and B

All Xicor certificates MUST accompany this form

(except as set forth in Parts 2 and 5 of the Instructions)

(A) Options — Choose ONE

ELECTION AUTHORIZATION

The undersigned elects (“Election”) to have the undersigned’s shares of common stock of Xicor, no par value per share (“Xicor common stock”), represented by the certificate(s) enclosed with this Election Form/ Letter of Transmittal (or with respect to which delivery is guaranteed as provided herein), converted into the right to receive the merger consideration for the shares of Xicor common stock represented by the certificate(s) as indicated below:

☐ STOCK ELECTION — The undersigned elects to receive shares of Class A common stock of Intersil, $0.01 par value per share (“Intersil Class A common stock”), for all of the undersigned’s shares of Xicor common stock represented by the enclosed certificate(s) (or certificate(s) as to which delivery is guaranteed). No fractional shares of Intersil Class A common stock will be issued and the undersigned making this all stock election will receive a cash payment in lieu of any fractional shares.

☐ CASH ELECTION — The undersigned elects to receive a cash payment in exchange for all of the undersigned’s shares of Xicor common stock represented by the enclosed certificate(s) (or certificate(s) as to which delivery is guaranteed).

☐ MIXED ELECTION — The undersigned makes a “mixed election.” The shares listed below must total the total number of enclosed certificate(s) (or certificate(s) as to which delivery is guaranteed).

(1)	Stock Portion. The undersigned elects to receive Intersil Class A common stock for shares of Xicor common stock represented by the enclosed certificate(s) (or certificate(s) as to which delivery is guaranteed). (No fractional shares of Intersil Class A common stock will be issued and the undersigned will receive a cash payment in lieu of any fractional shares.) Insert below the number of Xicor common shares for which you elect to receive Intersil Class A common stock.

__________________________________________________

(2)	Cash Portion. The undersigned elects to receive a cash payment per share for shares of Xicor common stock represented by the enclosed certificate(s) (or certificate(s) as to which delivery is guaranteed). Insert below the number of Xicor common shares for which you elect to receive cash.

__________________________________________________

If the amount of shares covered by this Mixed Election is less than the number of shares represented by the certificate(s) being delivered, the shares for which no election has been made will be deemed to be undesignated shares (see below). If the amount of the elections is greater than the number of shares of Xicor common stock being delivered, the undersigned’s Cash Election shares will be reduced to the extent necessary.

☐ NO PREFERENCE — The undersigned has no preference with respect to the receipt of either shares of Intersil Class A common stock or a cash payment in exchange for the total number of shares of Xicor common stock represented by the enclosed certificate(s) (or certificate(s) as to which delivery is guaranteed).

_________________________________________________________________________________________________

YOU MAY RECEIVE A DIFFERENT MIXTURE OF CASH AND INTERSIL CLASS A COMMON STOCK THAN THAT SPECIFIED IN YOUR ELECTION: YOUR ELECTION MAY BE ADJUSTED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, PURSUANT TO WHICH ALL ELECTIONS ARE SUBJECT TO PRO-RATION IF THE INDICATED INTEREST ON THE ELECTION FORMS RECEIVED EXCEEDS THE MAXIMUM CASH CONSIDERATION OR EXCEEDS THE MAXIMUM STOCK CONSIDERATION AVAILABLE. THE AMOUNT OF MAXIMUM CASH CONSIDERATION DEPENDS ON THE NUMBER OF SHARES OF XICOR COMMON STOCK THAT ARE ISSUED AND OUTSTANDING AT THE EFFECTIVE TIME OF THE MERGER AND THE AMOUNT OF MAXIMUM STOCK CONSIDERATION DEPENDS ON THE NUMBER OF SHARES OF XICOR COMMON STOCK ISSUED AND OUTSTANDING AT THE EFFECTIVE TIME OF THE MERGER AND THEREFORE ARE RELEVANT ONLY AS OF A PARTICULAR DATE. ASSUMING THE EFFECTIVE TIME OF THE MERGER WAS JUNE 24, 2004 THE OUTSTANDING SHARES OF XICOR COMMON STOCK WAS 29,780,523, THE MAXIMUM STOCK CONSIDERATION WOULD BE 9,976,475 (.335 X 29,780,523) SHARES OF INTERSIL CLASS A COMMON STOCK AND THE MAXIMUM CASH CONSIDERATION WOULD BE $238,244,184 (8 X 29,780,523).

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(B) Required Signatures — All Xicor shareholders must sign below. In addition, such shareholders should sign and deliver the enclosed Substitute Form W-9 (or, if a shareholder is a foreign holder, deliver the appropriate Form W-8).

HOLDER(S) OF SHARES OF XICOR COMMON STOCK MUST SIGN BELOW

Important Note Concerning Signatures (See Part 3 of the Instructions):

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appear(s) on the stock certificate(s), or must be signed by the person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If multiple holders improperly complete this section, the multiple holders will be considered to have made a “No Preference” Election.

If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title.

In case the Exchange Agent needs to contact you, please provide your daytime telephone number:

(    )

Area Code and Telephone

PLEASE SIGN HERE:

(X)

Signature of Owner*

Signature of Owner*

Signature of Owner*

Taxpayer Identification or Social Security Numbers**

* By signing this form, I (we) acknowledge that all authority conferred or agreed to be conferred in this form shall be binding upon my (our) successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives and shall not be affected by, and shall survive, my (our) death or incapacity. I (we) represent and warrant that I (we) am (are) the true and lawful owner(s) of the certificate(s) surrendered herewith and have full capacity, power and authority to surrender the certificate(s) surrendered herewith, free and clear of any liens, restrictions, claims, charges, or encumbrances whatsoever and the certificate(s) surrendered herewith will not be subject to any adverse claim. I (we) understand that the Exchange Agent may require additional documentation and I (we) agree, upon request, to execute and deliver any additional documents or instruments reasonably deemed by the Exchange Agent or Intersil to be necessary or advisable to complete the exchange of the certificate(s) surrendered herewith.

** See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more information about what to do if you do not have a Taxpayer Identification or Social Security Number.

The signatory above applies for registration in the share register of Intersil as the owner of such number of registered shares resulting from the exchange of shares of Xicor common stock and declares that such signatory has acquired the registered Intersil Class A common stock, if any, in such signatory’s own name for such signatory’s own account.

MEDALLION SIGNATURE(S) GUARANTEE

THE FOLLOWING IS ONLY REQUIRED IF:

(a) Signature on the Election Form/Letter of Transmittal does not correspond to those on the stock certificate(s), or

(b) Check(s) and certificate(s) are to be made payable to, or registered in, names other than those appearing on the stock certificate(s) (see Part 3 of the Instructions).

Authorized Signature:

Name of Firm:
(Name of Firm Providing Medallion Guarantee — Please Print Complete Name)

Address:

Date:                                                          , 2004

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(C) W-9 Certification/Substitute Form W-9 — IMPORTANT: YOU SHOULD COMPLETE SUBSTITUTE FORM W-9 ENCLOSED IN THIS EXCHANGE PACKAGE (OR, IF YOU ARE A FOREIGN SHAREHOLDER, YOU SHOULD COMPLETE AND RETURN THE APPROPRIATE FORM W-8, A COPY OF WHICH MAY BE OBTAINED FROM THE EXCHANGE AGENT OR ONLINE AT WWW.IRS.GOV).

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PART 3	Special Transfer or Payment Instructions

The check and/or Intersil Class A common stock certificate(s) from the exchange will be issued in the name(s) printed in Part 1 unless you indicate a different name below, in which case, your signature and a Signature Guarantee are required in Part 2 hereof. The new account holder should also complete the enclosed Substitute W-9 (or if such holder is foreign, the appropriate Form W-8).

SPECIAL PAYMENT INSTRUCTIONS

(See Part 3 of the Instructions)

To be completed ONLY if the check is to be payable to, and/or certificate(s) for Intersil Class A common stock are to be issued to, someone other than the person submitting this Election Form/Letter of Transmittal. For additional payment instructions, please attach an additional sheet.

Issue: [ ] Check [ ] Check and Certificate(s)
[ ] Certificate(s)

To:

Name (Please print: First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

Tax Identification or Social Security Number

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PART 4	Special Delivery Instructions

The check and/or Intersil Class A common stock certificate(s) from the exchange will be mailed to the address shown in Part 1 unless you indicate a different address below:

SPECIAL DELIVERY INSTRUCTIONS

(See Part 4 of the Instructions)

To be completed ONLY if the check and/or certificates for Intersil Class A common stock are to be mailed to someone other than registered holder(s) or to the registered holder(s) at an address other than that indicated above. For additional delivery instructions, please attach an additional sheet.

Mail: [ ] Check [ ] Check and Certificate(s)
[ ] Certificate(s)

To:

Name (Please print: First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

Tax Identification or Social Security Number

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PART 5	Notice of Guaranteed Delivery

GUARANTEE OF DELIVERY FORM

(See Part 5 of the Instructions)

(TO BE USED ONLY AS TO CERTIFICATE(S) NOT HELD BY THE REGISTERED HOLDER AND NOT

TRANSMITTED HEREWITH)

The firm set forth herein is (check one):
☐ a member of a registered national exchange
☐ a member of the National Association of Securities Dealers, Inc.	______________________________________________________ (Firm — Please Print Complete Name)
☐ an eligible financial institution in the United States	______________________________________________________ (Authorized Signature)
and guarantees to deliver to the Exchange Agent not later than 9:00 a.m., Pacific Time, on July 29, 2004 the stock certificate(s) for shares of Xicor common stock to which this Election Form/Letter of Transmittal relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Xicor.

______________________________________________________

______________________________________________________

(Street Address)

______________________________________________________

(City)                                 (State)                                (Zip Code)

______________________________________________________

(Area Code and Telephone)

_______________________, 2004

(Date)

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NOTE: SUBSTITUTE FORM W-9 SHOULD BE COMPLETED BY THE REGISTERED

HOLDER OF SHARES

SUBSTITUTE	Part I—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN:__________________________ Social Security Number or Employer Identification Number

Form W-9 Department of the Treasury, Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part II—For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

Certification—Under penalties of perjury, I certify that: (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding, because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Name: _________________________ Address:_________________________ _________________________	Signature:______________________	Date:__________________

Certification Instructions—See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for the appropriate TIN and signature for the certification. Persons awaiting a taxpayer identification number should complete the additional certification described below. Foreign persons claiming exemption from these requirements should consult the Exchange Agent regarding proper establishment of the exemption, including delivery of the appropriate Form W-8.

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 (OR THE APPROPRIATE FORM W-8) MAY RESULT IN BACKUP WITHHOLDING ON PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, a portion of all reportable payments (28% or such rate as may apply in the year of payment) made to me thereafter will be withheld until I provide a number. If I fail to provide a TIN within 60 days, such amounts will be withheld and paid over to the IRS.

Signature:_____________________________________________         Date:____________________________

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XICOR, INC.

INFORMATION AND INSTRUCTION BOOKLET

This Information and Instruction Booklet provides you with instructions on how to complete your Election Form/Letter of Transmittal, answers some frequently asked questions and briefly describes your options. We urge you to read the Instructions carefully and review the Frequently Asked Questions which begin on Page 6, as well as the proxy statement/prospectus dated June 28, 2004 referred to below. After reviewing these materials, complete the Election Form/Letter of Transmittal and send it in the enclosed return envelope along with your stock certificate(s) (or a properly completed and executed Notice of Guaranteed Delivery) to our exchange agent, American Stock Transfer & Trust Company. If you have additional questions after reading this material, you should contact American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

THE DEADLINE FOR RECEIPT OF YOUR ELECTION FORM/LETTER OF

TRANSMITTAL AND STOCK CERTIFICATE(S) (OR A PROPERLY COMPLETED AND EXECUTED

NOTICE OF GUARANTEED DELIVERY) IS

9:00 A.M., PACIFIC TIME, ON JULY 29, 2004

These Instructions are for the accompanying Election Form/Letter of Transmittal and, together the remainder of this booklet and the other materials you received, form part of the terms and conditions of the Election Form/Letter of Transmittal. All elections are subject to the Agreement and Plan of Merger, dated as of March 14, 2004 (the “Merger Agreement”), by and among Intersil Corporation (“Intersil”), New Castle Sub LLC, a Delaware limited liability company wholly-owned by Intersil (the “LLC”), New Castle Merger Sub Corp., a California corporation and wholly-owned subsidiary of the LLC (the “Merger Sub”), and Xicor, Inc. (“Xicor”), that was furnished to Xicor shareholders as part of the proxy statement/prospectus dated June 28, 2004.

INSTRUCTIONS FOR COMPLETING

THE ELECTION FORM/LETTER OF TRANSMITTAL

Part 1. About You and Your Shares

Part 1 of the Election Form/Letter of Transmittal shows your registration and address of record and the number of shares owned by you as reflected in the records of Xicor at the time of mailing of these instructions.

If your Xicor stock certificate(s) is lost or has been stolen or destroyed, please contact Xicor’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, telephone 1-877-248-6417, immediately for instructions on how to replace your Xicor stock certificate(s).

Cross out any incorrect address information that is printed in this area on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

Part 2. Election Options and Required Signatures

The terms of the Merger Agreement allow you to choose the form of consideration you wish to receive in exchange for your shares of Xicor common stock subject to the limitations described in the proxy statement/prospectus. For more information, please refer to the proxy statement/prospectus dated June 28, 2004. Regardless of the election option you choose, your stock certificate(s) or a Notice of Guaranteed Delivery must be returned with the Election Form/Letter of Transmittal for your election to be valid.

A.	Election Options:

Select ONE of the following options:

1.	THE ALL STOCK ELECTION

2.	THE ALL CASH ELECTION

3.	THE MIXED ELECTION

4.	NO PREFERENCE

Note Regarding Mixed Election. If you make a Mixed Election, you must specify how many Xicor shares you elect to exchange for Intersil Class A common stock. The remainder of your Xicor shares will be exchanged for cash. You cannot elect to receive a combination of cash and stock for a single share of Xicor common stock.

Note Regarding Fractional Share Interest. Please note that if you have the right to receive a fraction of a share of Intersil Class A common stock, you will not receive a fractional share of Intersil Class A common stock. Instead, you will receive cash in lieu of a fractional share of Intersil Class A common stock.

Non-Elections. Shareholders who fail to choose or do not make an election as to whether they wish to receive all cash, all Intersil Class A common stock, or a mixture of cash and stock, as well as shareholders who do not make a valid election, will be classified as undesignated and will receive Intersil Class A common stock, cash or a combination thereof in proportions designed to provide Xicor shareholders who made elections with their desired consideration, subject to the maximum amount of Intersil Class A common stock to be issued and the maximum amount of cash to be paid as merger consideration.

General. Any disputes regarding your election or the elections made by other Xicor shareholders will be resolved by Intersil or, if authorized by Intersil, the exchange agent, and its decision will be final for all parties concerned. Intersil or, if authorized by Intersil, the exchange agent, has the absolute right to reject any and all Election Forms/Letters of Transmittal that it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates by a particular shareholder will not be effective until all defects or irregularities that have not been waived by the exchange agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

B.	Required Signatures:

All individuals listed on the account must sign the Election Form/Letter of Transmittal in order for it to be valid. Please be sure to include your daytime telephone number.

C.	W-9 Certification

Under United States federal income tax laws, the exchange agent will be required to withhold 28% of payments made to certain Xicor shareholders. In order to avoid such backup withholding, each Xicor shareholder that is a U.S. person (including a U.S. resident alien) must provide the exchange agent with such shareholder’s correct taxpayer identification number by completing the Substitute Form W-9 included with this letter of transmittal. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to certify that a foreign individual qualifies as an exempt recipient, such shareholder must submit the appropriate Form W-8 attesting to that individual’s exempt status. A copy of the appropriate Form W-8 may be obtained from the exchange agent or online at www.irs.gov.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Xicor shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the shares of Xicor common stock.

Before you mail your Election Form/Letter of Transmittal, make sure you do the following:

a)	Verify the election you have chosen;

b)	Sign, date and include your daytime phone number;

c)	Complete and sign the W-9 certification (or Form W-8, if applicable); and

d)	Include your Xicor stock certificate(s), (or a properly completed and executed Notice of Guaranteed Delivery) along with the Election Form/Letter of Transmittal in the enclosed return envelope.

Unless there are special transfer or payment instructions or special delivery instructions, or you are reporting lost, stolen or destroyed certificates, STOP, you need not continue to the remaining Instructions, although you should review the Frequently Asked Questions beginning on Page 6.

Part 3. Special Transfer or Payment Instructions

If you want your shares of Intersil Class A common stock registered in, or your check made payable to, a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) to receive the shares of Intersil Class A common stock in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Xicor stock certificate(s), (or a properly completed and executed Notice of Guaranteed Delivery) and your Election Form/Letter of Transmittal.

A.	Name Change Due to Marriage or Transfer of Ownership to Another Individual:

1. Obtain a signature guarantee for the shareholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of the Securities Transfer Agents Medallion Program (“STAMP”), or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

2. Shareholders who are U.S. persons (including resident aliens) should complete the Substitute Form W-9 by listing the Taxpayer TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more detailed information. Alternatively, instead of submitting a Substitute Form W-9, a foreign individual should submit the appropriate Form W-8 in order to certify that such individual is exempt from the backup withholding requirements.

B.	Shareholder Whose Name is Printed on the Election Form/Letter of Transmittal is Deceased. You are the Executor or Administrator of the Estate:

1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3. Shareholders who are U.S. persons (including resident aliens) should complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more detailed information. Alternatively, instead of submitting a Substitute Form W-9, a foreign individual should submit the appropriate Form W-8 in order to certify that such individual is exempt from the backup withholding requirements.

C.	The Account is a Joint Account and One of the Account Holders is Deceased. Transferring Shares to the Survivor Only:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor’s signature (signature guarantee is not necessary in this case).

3. Shareholders who are U.S. persons (including resident aliens) should complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more detailed information. Alternatively, instead of submitting a Substitute Form W-9, a foreign individual should submit the appropriate Form W-8 in order to certify that such individual is exempt from the backup withholding requirements.

D.	The Account is a Joint Account and One of the Account Holders is Deceased. Transferring Shares to the Survivor and Adding a Name:

1. Provide a certified (under raised seal) copy of death certificate.

2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

3. Shareholders who are U.S. persons (including resident aliens) should complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more detailed information. Alternatively, instead of submitting a Substitute Form W-9, a foreign individual should submit the appropriate Form W-8 in order to certify that such individual is exempt from the backup withholding requirements.

E.	The Account is a Custodial Account and the Former Minor Has Reached the Legal Age of Majority:

1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3. Shareholders who are U.S. persons (including resident aliens) should complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more detailed information. Alternatively, instead of submitting a Substitute Form W-9, a foreign individual should submit the appropriate Form W-8 in order to certify that such individual is exempt from the backup withholding requirements.

F.	You Want to Have the Account Registered in the Name of a Trust:

1. Obtain a signature guarantee for the shareholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings and loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a notary public is not acceptable for this purpose.

2. Provide a copy of the first and last pages of the trust agreement.

3. Shareholders who are U.S. persons (including resident aliens) should complete the Substitute Form W-9 by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more detailed information. Alternatively, instead of submitting a Substitute Form W-9, a foreign individual should submit the appropriate Form W-8 in order to certify that such individual is exempt from the backup withholding requirements.

If your circumstances differ from those listed above, or if you have any other questions, please contact American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

Part 4. Special Delivery Instructions

Complete this area only if you want the stock certificate(s) of Intersil Class A common stock and/or check resulting from your election to be delivered to an address other than the one printed in Part 1 of the Election Form/Letter of Transmittal.

Note:	Your address of record will not be affected by completing this Part 4.

Part 5. Notice of Guaranteed Delivery

Complete this area if you are not delivering your stock certificate(s) with the Election Form/Letter of Transmittal and will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for shares of Xicor common stock are not immediately available or who cannot deliver their certificate(s) for shares of Xicor common stock to American Stock Transfer & Trust Company on or prior to the Election Deadline may make an effective election for their Xicor common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery.

Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by American Stock Transfer & Trust Company on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all surrendered shares of Xicor common stock together with a properly completed and duly executed Election Form/Letter of Transmittal (or manually signed facsimile thereof), together with any required signature guarantees and any other documents required by this Election Form/Letter of Transmittal, must be received by American Stock Transfer & Trust Company within three NASDAQ National Market System trading days after the date of execution of the Notice of Guaranteed Delivery. Please read the enclosed Notice of Guaranteed Delivery for more information.

DELIVERY INSTRUCTIONS

American Stock Transfer & Trust Company

For information (toll free): 1-877-248-6417

By Mail, Hand or

Overnight Courier:

American Stock Transfer and

Trust Company

59 Maiden Lane

New York, NY 10038

By Facsimile Transmission:

(718) 234-5001

To Confirm Facsimile Only (toll free):

1-877-248-6417

Intersil has the discretion, which it may delegate to the exchange agent, to determine whether any Election Form/Letter of Transmittal has been properly completed, signed and timely submitted, or to disregard defects in any Election Form/Letter of Transmittal. Any decision by Intersil or the exchange agent regarding these matters will be final and binding in all respects. Neither Intersil nor the exchange agent is under any obligation to notify any person of any defect in any Election Form/Letter of Transmittal.

FREQUENTLY ASKED QUESTIONS

A.	Completing and Submitting the Election Form/Letter of Transmittal

1. What is the purpose of the Election Form/Letter of Transmittal?

Intersil Corporation (“Intersil”), New Castle Sub LLC, a Delaware limited liability company wholly owned by Intersil (the “LLC”), New Castle Merger Sub Corp., a California corporation and wholly-owned subsidiary of the LLC (the “Merger Sub”), and Xicor, Inc. (“Xicor”) have entered into an Agreement and Plan of Merger, dated as of March 14, 2004 (the “Merger Agreement”). Pursuant to the Merger Agreement, if the conditions to completion of the merger are satisfied, including the approval and adoption of the Merger Agreement by the Xicor shareholders, Xicor and a wholly owned indirect subsidiary of Intersil will merge and the resulting company will be a wholly owned indirect subsidiary of Intersil. Immediately thereafter, assuming certain conditions are satisfied, such resulting company will merge into a wholly owned subsidiary of Intersil and the resulting company of such second step merger will be a wholly owned subsidiary of Intersil.

As a result of the merger, you, as a Xicor shareholder, have the right to elect to receive cash, Intersil Class A common stock, or a combination of the two in exchange for your shares of Xicor common stock; provided, however, your ability to receive cash or Intersil Class A common stock may be limited — See Questions 8 and 9 below for a description of what you will receive as a result of the merger.

The enclosed Election Form/Letter of Transmittal does two things:

•	First, it allows you to make your election as to the form of payment for your shares of Xicor common stock.

•	Second, it provides you with instructions on how to surrender your stock certificates in order to receive your payment.

2. What do I do with the Election Form/Letter of Transmittal?

The Election Form/Letter of Transmittal is divided into five Parts. Each Part corresponds to a Part of the Instructions, which begins on Page 1 of this Information and Instruction Booklet. You should carefully read these Instructions as you complete your Election Form/Letter of Transmittal.

In general, you will need to:

•	Complete, sign and date the Election Form/Letter of Transmittal in accordance with the Instructions.

•	Mail the completed form to American Stock Transfer & Trust Company in the enclosed return envelope along with the certificate(s) representing your shares of Xicor common stock.

3. What happens if I miss the Election Deadline (9:00 p.m. (PDT) on July 29, 2004)?

If you fail to submit a properly completed Election Form/Letter of Transmittal by the Election Deadline, your shares of Xicor common stock will be classified as undesignated. You will receive Intersil Class A common stock, cash or a combination thereof in proportions designed to provide Xicor shareholders who made elections with their desired consideration, subject to the maximum amount of Intersil Class A common stock to be issued and the maximum amount of cash to be paid as merger consideration.

In addition, failure to send in the Election Form/Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Within five business days following the completion of the merger, American Stock Transfer & Trust Company will mail a letter of transmittal to those shareholders who have not returned an Election Form/Letter of Transmittal by the Election Deadline. A shareholder who has not completed and returned the Election Form/Letter of Transmittal by the Election Deadline must complete and return this letter of transmittal together with his or her stock certificates (or a properly completed and executed Notice of Guaranteed Delivery), in order to receive the merger consideration.

4. Do I have to send in my Xicor stock certificate(s)?

Yes, regardless of what election you make you must return your Xicor stock certificate(s) with your completed Election Form/Letter of Transmittal, unless you have completed a Notice of Guaranteed Delivery (see Part 5 of the Instructions).

5. What if I cannot locate my stock certificate(s)?

If you cannot locate your stock certificate(s),or if your stock certificate(s) have been stolen or destroyed, you should immediately complete and sign the Election Form/Letter of Transmittal and deliver it to American Stock Transfer & Trust Company together with any certificate(s) of Xicor common stock that you may still have in your possession. You should also include a letter indicating that some or all certificate(s) have been lost, stolen or destroyed and explain the circumstances, if possible, under which the certificate(s) were lost, stolen or destroyed. Once it receives these materials from you, American Stock Transfer & Trust Company will contact you with instructions as to how to proceed. The Election Form/Letter of Transmittal and related documents cannot be processed until each lost, stolen or destroyed certificate has been replaced. You will be responsible for all costs and expenses associated with the processing of the issuance of certificates for those claimed as lost, stolen or destroyed, including the cost of indemnity, if required.

6. What do I do if I hold any of my shares of Xicor common stock with a broker, bank or other nominee?

You should contact promptly your broker, bank or other nominee and follow their instructions as to the procedure for exchanging your shares of Xicor common stock.

7. When can I expect to receive my new stock certificates and/or cash?

Intersil and Xicor currently expect to complete the merger shortly after the Election Deadline. You should receive your new stock certificate(s) and/or cash within 5 to 7 business days once the merger is completed.

In the event that the merger is not completed and the Merger Agreement is terminated, the exchange agent will promptly return certificates representing Xicor common stock previously submitted with the Election Forms/Letters of Transmittal. In such event, certificates representing Xicor common stock held directly by registered holders will be returned by registered mail. Return other than by registered mail will only be made at the expense, written direction and risk of holders of Xicor common stock, by means of a pre-paid, pre-addressed return courier envelope sent to the exchange agent.

B.	What You Are Entitled to Receive and Additional Information

8. What will I receive in the merger?

In exchange for your shares of Xicor common stock, you have the right to elect to receive cash, Intersil Class A common stock or a combination of cash for some of your Xicor shares and Intersil Class A common stock for the remainder of your Xicor shares.

Intersil will not issue any fractional shares of Intersil Class A common stock in the merger. Accordingly, if you have the right to receive a fraction of a share of Intersil Class A common stock, you will receive instead a cash payment determined in accordance with the Merger Agreement.

Under the terms of the Merger Agreement, Xicor shareholders may request that they receive for their shares of Xicor common stock:

“CASH ELECTION.” A shareholder who makes the all cash election will receive the sum of (1) 0.335 multiplied by the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger and (2) $8.00 for each share of Xicor common stock owned, subject to the pro-ration procedures described below.

“STOCK ELECTION.” A shareholder who makes the all stock election will receive a number of shares of Intersil Class A common stock equal to the sum of (1) 0.335 and (2) $8.00 divided by the lesser of the closing price for Intersil’s common stock on the day before the completion of the merger and the average of the high and low trading prices for Intersil’s common stock on the day before the completion of the merger for each share of Xicor common stock owned, subject to the adjustments and proration procedures described below, plus cash in lieu of any fractional share.

“MIXED ELECTION.” A shareholder who makes the mixed election will receive (i) the Cash Election for each share designated as a cash election share and (ii) the Stock Election for each remaining share of such shareholder’s aggregate number of shares of Xicor common stock, subject to the adjustments and proration procedures described below, plus cash in lieu of any fractional share.

YOU MAY RECEIVE A DIFFERENT MIXTURE OF CASH AND INTERSIL CLASS A COMMON STOCK THAN THAT SPECIFIED IN YOUR ELECTION.

Pursuant to the terms of the Merger Agreement, all elections are subject to proration if the indicated interest on the election forms received exceeds the maximum cash consideration or exceeds the maximum stock consideration available. The amount of maximum cash consideration depends on the number of shares of Xicor common stock that are issued and outstanding at the effective time of the merger and the amount of maximum stock consideration depends on the number of shares of Xicor common stock issued and outstanding at the effective time of the merger and therefore are relevant only as of a particular date. Assuming the effective time of the merger was June 24, 2004 the outstanding shares of Xicor common stock was 29,780,523, the maximum stock consideration would be 9,976,475 (.335 x 29,780,523) shares of Intersil Class A common stock and the maximum cash consideration would be $238,244,184 (8 x 29,780,523):

•	In the event that the elections would require Intersil to pay more than $238,244,184 in cash consideration (assuming an effective date of June 24, 2004), those shareholders who elected to receive cash will instead receive a combination of cash and stock in order to reduce the total cash consideration to be paid to $238,244,184 million (assuming an effective date of June 24, 2004).

•	In the event that the elections would require Intersil to issue more than 9,976,475 shares of Intersil Class A common stock (assuming an effective date of June 24, 2004), those shareholders who elected to receive stock will instead receive a combination of cash and stock in order to decrease the total stock consideration to be issued to 9,976,475 shares of Intersil Class A common stock (assuming an effective date of June 24, 2004).

•	Shareholders who fail to choose or do not make an election, as well as shareholders who do not make a valid election, will be classified as undesignated and will receive Intersil Class A common stock, cash or a combination thereof in proportions designed to provide Xicor shareholders who made elections with their desired election, subject to the maximum amount of Intersil Class A common stock to be issued and the maximum amount of cash to be paid as merger consideration (subject to the proration above)

Therefore, all elections and non-elections are subject to proration to preserve these limitations. This process is more fully described in the proxy statement/prospectus under the caption “THE MERGER AGREEMENT — Election of Cash or Stock Consideration.” You may obtain a copy of the proxy statement/prospectus free of charge at the SEC website, www.sec.gov.

9. Will I receive merger consideration in the form that I elect?

The terms of the merger provide for a maximum aggregate cash consideration of $238,244,184 (assuming an effective date of June 24, 2004) and a maximum aggregate stock consideration of 9,976,475 shares of Intersil Class A common stock (assuming an effective date of June 24, 2004). After the Election Deadline, the exchange agent will calculate the election results, based on all valid elections received. Assuming an effective date of June 24, 2004, if Xicor shareholders’ total elections for cash would require that an amount greater than $238,244,184 be payable as cash consideration, the amount of cash that each shareholder electing cash will receive will be reduced on a pro rata basis. As a result of this proration, these shareholders will receive Intersil Class A common stock instead of cash for some of their Xicor shares. Conversely, assuming and effective date of June 24, 2004, if Xicor shareholders’ total elections for Intersil Class A common stock would require that a number of shares of Intersil Class A common stock greater than 9,976,475 be issued as stock consideration, the number of shares of Intersil Class A common stock that each shareholder electing stock will receive will be reduced on a pro rata basis, and these shareholders will receive cash instead of Intersil Class A common stock for some of their Xicor shares.

10. Can I change or revoke my election?

Yes. You can change or revoke your election by giving written notice to the exchange agent at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10036, prior to 9:00 a.m., Pacific Time, on July 29, 2004, the Election Deadline. After this date, you may not change or revoke any election you have made with respect to the consideration you wish to receive in the merger.

If you revoke your election, the exchange agent will return your Xicor stock certificates to you. However, if you wish to change your election, you must submit a properly completed and executed Election Form/Letter of Transmittal, and if applicable, a properly completed and executed Notice of Guaranteed Delivery, by the Election Deadline. If you fail to submit a properly completed and executed Election Form/Letter of Transmittal, and if applicable, a properly completed and executed Notice of Guaranteed Delivery, by the Election Deadline, the consideration that you receive from the merger will be determined by the last properly completed and executed Election Form/Letter of Transmittal submitted prior to the Election Deadline. See Question 3 above.

11. How will I know when the merger is completed?

Intersil will issue a press release announcing the completion of the merger if and when it is completed. You can obtain this information at the SEC’s website at www.sec.gov, on the Intersil website at www.intersil.com, or by calling American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

12. What are the material federal income tax consequences to me on my exchange of Xicor common stock for the merger consideration?

The parties intend that step one and step two of the merger, when taken together, will qualify as a “reorganization” pursuant to Section 368(a) of the Internal Revenue Code if the value of the Intersil Class A common stock to be issued in step one of the merger (valued at the lesser of (i) the closing price of a share of Intersil Class A common stock on the day before the closing date and (ii) the average of the high and low trading prices of Intersil Class A common stock on the day before the closing date) is equal to or greater than 40% of the total consideration to be paid in exchange for the Xicor common stock.

If the valuation test described above is satisfied and the merger qualifies as a “reorganization,” the tax consequences of the merger to the Xicor shareholders will generally be as follows:

•	Xicor shareholders who exchange their shares of Xicor common stock and receive only cash will recognize gain or loss for federal income tax purposes.

•	Xicor shareholders who exchange their shares of Xicor common stock and receive a combination of cash and shares of Intersil Class A common stock may recognize gain, but not loss, in the exchange.

•	Xicor shareholders who exchange their shares of Xicor stock and receive only shares of our common stock will not recognize gain or loss for federal income tax purposes, other than gain or loss attributable to the receipt of cash in lieu of fractional shares.

If the valuation test described above is not satisfied, step one of the merger will still occur, but step two of the merger will not be consummated, and the merger will be fully taxable to the Xicor shareholders. There can be no assurance that the valuation test will be met. As a result, in deciding whether to approve the transaction, you should consider the possibility that the transaction may be taxable to you because the valuation test is not satisfied and step two of the merger does not take place. You will not be entitled to change your vote in the event that the transaction is later deemed to be taxable. Whether the valuation test is satisfied or not will depend primarily upon the value of the Intersil Class A common stock on the day before the closing date, as described above. However, assuming no dissenters in the transaction or cash paid in lieu of fractional shares, the valuation test should be satisfied if the value of Intersil Class A common stock on the valuation date is greater than or equal to approximately $16 per share on the valuation date.

You should read the summary under the caption “ Material United States Federal Income Tax Consequences” in the proxy statement/prospectus for a more complete discussion of the federal income tax consequences of the merger. You should also consult your own tax advisor with respect to other tax consequences of the merger or any special circumstances that may affect the tax treatment to you of the cash or shares of Intersil Class A common stock that you receive pursuant to the merger.

13. Whom do I call if I have additional questions?

You may contact American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

The enclosed Election Form/Letter of Transmittal, which must be accompanied by stock certificate(s) or a Notice of Guaranteed Delivery, should be returned to American Stock Transfer & Trust Company in the enclosed return envelope. The address to which you should send your Election Form/Letter of Transmittal will depend on the method of delivery that you choose. The available options and relevant addresses for American Stock Transfer & Trust Company are listed on Page 5 of this Information and Instruction Booklet.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give:

	For this type of account:	Give the name and SOCIAL SECURITY number of —	For this type of account:	Give the name and EMPLOYER IDENTIFICATION number of —
1.	Individual account	The individual	6. Sole proprietorship or single-owner LLC	The owner (3)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. A valid trust, estate, or pension trust	Legal entity (4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Corporation or LLC electing corporate status on Form 8832	The corporation

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

	b. The so-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10. Partnership or multi-member LLC	The partnership

5.	Sole proprietorship or single-owner LLC	The owner (3)	11. A broker or registered nominee	The broker or nominee

			12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employment identification number.

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

Payees that may be Exempt from Backup Withholding:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

•	Payments made by certain foreign organizations.

•	Payments of patronage dividends not paid in money.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividends, interest, or other payments to provide identifying number for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (subject to minor reductions in the future) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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